EXHIBIT 99.1

Zoetis Announces Second Quarter 2022 Results
•Reports Revenue of $2.1 Billion, Growing 5%, and Net Income of $529 Million, or $1.12 per Diluted Share, Increasing 3% and 5%, Respectively, on a Reported Basis for Second Quarter 2022
•Delivers 8% Operational Growth in Revenue and 9% Operational Growth in Adjusted Net Income for Second Quarter 2022
•Reports Adjusted Net Income of $567 Million, or Adjusted Diluted EPS of $1.20, for Second Quarter 2022
•Updates Full Year 2022 Revenue Guidance to $8.225 - $8.325 Billion, with Diluted EPS of $4.65 to $4.75 on a Reported Basis, or $4.97 to $5.05 on an Adjusted Basis

PARSIPPANY, N.J. – August 4, 2022 – Zoetis Inc. (NYSE: ZTS) today reported its financial results for the second quarter of 2022 and updated its guidance for full year 2022 to reflect its positive outlook for the remainder of the year, as well as the negative impact of recent changes to foreign exchange rates.

The company reported revenue of $2.1 billion for the second quarter of 2022, an increase of 5% compared with the second quarter of 2021. Net income for the second quarter of 2022 was $529 million, or $1.12 per diluted share, an increase of 3% and 5%, respectively, on a reported basis.

On an operational1 basis, revenue for the second quarter of 2022 increased 8%, excluding the impact of foreign currency. Adjusted net income for the second quarter of 2022 increased 9% operationally, excluding the impact of foreign currency.

Adjusted net income2 for the second quarter of 2022 was $567 million, or $1.20 per diluted share, which was flat and an increase of 1%, respectively, on a reported basis. Adjusted net income for the second quarter of 2022 excludes the net impact of $38 million for purchase accounting adjustments, acquisition-related costs and certain significant items.

EXECUTIVE COMMENTARY
“Zoetis delivered another strong quarter, with 8% operational revenue growth and 9% operational growth in adjusted net income, driven once again by the strength of our companion animal portfolio,” said Zoetis Chief Executive Officer Kristin Peck. “Our diversity and strength across parasiticides,
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dermatology products, vaccines and monoclonal antibodies for pain continue to demonstrate people’s desire for innovative and effective care for their pets."

“Our business remains strong thanks to the durability of our global portfolio and a steady pipeline of new products. Even as we face uncertain macroeconomic conditions, continued supply constraints, generic competition and the war in Ukraine, we remain confident in the resilience of our business and colleagues. As we look at the rest of the year, we are updating and narrowing our guidance to reflect our positive outlook for the remainder of the year, as well as recent changes to foreign exchange rates."

QUARTERLY HIGHLIGHTS
Zoetis organizes and manages its commercial operations across two segments: United States (U.S.) and International. Within these segments, the company delivers a diverse portfolio of products for companion animals and livestock, tailored to local trends and customer needs. In the second quarter of 2022:
•Revenue in the U.S. segment was $1.091 billion, an increase of 9% compared with the second quarter of 2021. Sales of companion animal products increased 13%, driven by growth across the company’s parasiticide portfolio, primarily Simparica Trio® for dogs. The company's dermatology portfolio also contributed to growth across both the Apoquel® and Cytopoint® brands. Sales of livestock products declined 7% in the quarter. Sales of cattle products declined as a result of generic competition for Draxxin® and continued weakness in beef and dairy markets. The company’s poultry portfolio declined due to the expanded use of lower cost alternatives and generic competition for Zoamix®, the company’s alternative to antibiotics in medicated feed additives. Sales of swine products grew primarily from higher disease prevalence and favorable market conditions for producers.

•Revenue in the International segment was $943 million, an increase of 2% on a reported basis and an increase of 8% operationally compared with the second quarter of 2021. Growth across species was impacted by lower sales due to the war in Ukraine. Sales of companion animal products grew 8% on a reported basis and 16% operationally. Growth resulted from increased sales of the company’s recently launched monoclonal antibody (mAb) products for osteoarthritis pain, Librela® and Solensia®, as well as the key dermatology portfolio across both the Apoquel and Cytopoint brands. The Simparica® portfolio, including Simparica Trio, also contributed to growth in the quarter. Sales of livestock products declined 3% on a reported basis and grew 2% operationally. Growth in the company’s fish portfolio was primarily the result of increased sales of vaccines across key salmon markets, including Chile and Norway. Sales of cattle products grew due to favorable market conditions and price in key and emerging markets, including Australia, Turkey, China and the U.K. Sales of sheep products grew as a result of favorable market conditions and new product launches in Australia. Sales of swine products decreased in the quarter due to lower pork prices and COVID-related lockdowns in China, which temporarily impacted the company’s supply chain in the market, as well as an exceptionally strong comparative period versus the second quarter of last year. The poultry products portfolio declined due to the unfavorable impact of producer rotational programs with certain medicated feed additives in Europe and reduced flock sizes in Latin American markets.

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INVESTMENTS IN GROWTH AND SUSTAINABILITY
Zoetis continues to gain market approvals and introduce lifecycle innovations for key brands. On the companion animal side of the business, the company received approval in Mexico and New Zealand for Apoquel Chewable Tablets. Previously approved in the EU and the U.K., the new chewable version of Apoquel (oclacitinib) provides veterinarians and pet owners with a convenient solution to quickly and safely stop the cycle of pruritus in allergic dogs and clinical signs of atopic dermatitis in dogs. In parasiticides, a new label indication for Simparica Trio (sarolaner/moxidectin/pyrantel chewable tablets) was approved in Canada. The label expansion now includes the reduction of infections that may cause Lyme disease in dogs by killing deer ticks, also called black-legged ticks, as well as approval for the treatment and control of certain hookworms.

On the livestock side of the business, Zoetis expanded its poultry vaccine portfolio in the U.S. with the approval of Poulvac® Procerta® HVT-IBD-ND, an advanced trivalent vector vaccine that delivers powerful early protection against Marek’s disease, infectious bursal disease and Newcastle disease in one dose. This is the third recombinant vector vaccine from Zoetis, following the introduction of Poulvac® Procerta® HVT-ND in 2020 and Poulvac® Procerta® HVT-IBD in 2021.

In Business Development news, Zoetis acquired Basepaws, a privately held petcare genetics company, in June. Basepaws provides pet owners with genetic tests, analytics and early health risk assessments, which help pet owners and veterinarians understand an individual pet’s risk for disease and can lead to more meaningful engagements and increased likelihood of early detection and treatment of disease. The acquisition of Basepaws enhances the company’s portfolio in the precision animal health space and will help inform its future pipeline of petcare innovations.
In terms of Sustainability, Zoetis continues to advance its Driven To Care goals that were established last year. In June, the company published its 2021 Progress Update and Environmental, Social and Governance (ESG) metrics, highlighting achievements toward the company’s Diversity, Equity & Inclusion (DE&I) aspirations, expanded climate goals and support for the veterinary profession – underscoring its commitment to be the most sustainable animal health company in the world.

FINANCIAL GUIDANCE
Zoetis is updating its full year 2022 guidance due to the positive outlook for the remainder of the year, as well as the negative impact of recent changes to foreign exchange rates. This includes:
•Revenue between $8.225 billion to $8.325 billion
•Reported diluted EPS between $4.65 to $4.75
•Adjusted diluted EPS between $4.97 to $5.05
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This guidance reflects foreign exchange rates as of late July. Additional details on guidance are included in the financial tables and will be discussed on the company's conference call this morning.

WEBCAST & CONFERENCE CALL DETAILS
Zoetis will host a webcast and conference call at 8:30 a.m. (ET) today, during which company executives will review second quarter 2022 results, discuss financial guidance and respond to questions from financial analysts. Investors and the public may access the live webcast by visiting the Zoetis website at http://investor.zoetis.com/events-presentations. A replay of the webcast will be archived and made available on August 4, 2022.

About Zoetis
As the world’s leading animal health company, Zoetis is driven by a singular purpose: to nurture our world and humankind by advancing care for animals. After 70 years innovating ways to predict, prevent, detect, and treat animal illness, Zoetis continues to stand by those raising and caring for animals worldwide -- from livestock farmers to veterinarians and pet owners. The company’s leading portfolio and pipeline of medicines, vaccines, diagnostics and technologies make a difference in over 100 countries. A Fortune 500 company, Zoetis generated revenue of $7.8 billion in 2021 with approximately 12,100 employees. For more information, visit www.zoetis.com.
1 Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.
2 Adjusted net income and its components and adjusted diluted earnings per share (non-GAAP financial measures) are defined as reported net income and reported diluted earnings per share, excluding purchase accounting adjustments, acquisition-related costs and certain significant items.

DISCLOSURE NOTICES
Forward-Looking Statements: This press release contains forward-looking statements, which reflect the current views of Zoetis with respect to: business plans or prospects, future operating or financial performance, future guidance, future operating models; disruptions in our global supply chain; R&D costs; timing and likelihood of success; expectations regarding products, product approvals or products under development, expected timing of product launches; the impact of the coronavirus (COVID-19) global pandemic and any recovery therefrom on our business, supply chain, customers and employees; expectations regarding the performance of acquired companies and our ability to integrate new businesses; expectations regarding the financial impact of acquisitions; future use of cash, dividend payments and share repurchases; tax rate and tax regimes and any changes thereto; and other future events. These statements are not guarantees of future performance or actions. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management's underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Zoetis expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our
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Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including in the sections thereof captioned “Forward-Looking Statements and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” in our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K. Such risks and uncertainties may be amplified by the COVID-19 global pandemic and its potential impact on the global economy and our business. These filings and subsequent filings are available online at www.sec.gov, www.zoetis.com, or on request from Zoetis.

Use of Non-GAAP Financial Measures: We use non-GAAP financial measures, such as adjusted net income, adjusted diluted earnings per share and operational results (which exclude the impact of foreign exchange), to assess and analyze our results and trends and to make financial and operational decisions. We believe these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding our operating performance. The non-GAAP financial measures included in this press release should not be considered alternatives to measurements required by GAAP, such as net income, operating income, and earnings per share, and should not be considered measures of liquidity. These non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliations of non-GAAP financial measures and the most directly comparable GAAP financial measures are included in the tables accompanying this press release and are posted on our website at www.zoetis.com.

Internet Posting of Information: We routinely post information that may be important to investors in the 'Investors' section of our website at www.zoetis.com, on our Facebook page at http://www.facebook.com/zoetis and on Twitter@zoetis. We encourage investors and potential investors to consult our website regularly and to follow us on Facebook and Twitter for important information about us.

Media Contacts:	Investor Contact:
Bill Price	Steve Frank
1-973-443-2742 (o)	1-973-822-7141 (o)
william.price@zoetis.com	steve.frank@zoetis.com

Kristen Seely
1-973-443-2777 (o)
kristen.seely@zoetis.com

ZTS-COR
ZTS-IR
ZTS-FIN
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ZOETIS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME(a)
(UNAUDITED)
(millions of dollars, except per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2022	2021	% Change	2022	2021	% Change
Revenue	$2,052	$1,948	5	$4,038	$3,819	6
Costs and expenses:
Cost of sales	625	568	10	1,194	1,117	7
Selling, general and administrative expenses	529	495	7	994	904	10
Research and development expenses	135	120	13	257	238	8
Amortization of intangible assets	37	41	(10)	78	81	(4)
Restructuring charges and certain acquisition-related costs	1	21	(95)	3	30	(90)
Interest expense, net of capitalized interest	53	57	(7)	106	114	(7)
Other (income)/deductions–net	2	10	(80)	9	12	(25)
Income before provision for taxes on income	670	636	5	1,397	1,323	6
Provision for taxes on income	141	125	13	274	254	8
Net income before allocation to noncontrolling interests	529	511	4	1,123	1,069	5
Less: Net loss attributable to noncontrolling interests	—	(1)	*	(1)	(2)	(50)
Net income attributable to Zoetis Inc.	$529	$512	3	$1,124	$1,071	5

Earnings per share—basic	$1.13	$1.08	5	$2.39	$2.25	6

Earnings per share—diluted	$1.12	$1.07	5	$2.38	$2.24	6

Weighted-average shares used to calculate earnings per share
Basic	470.0	474.8		471.1	475.2
Diluted	471.5	477.0		472.8	477.5

(a)    The condensed consolidated statements of income present the three and six months ended June 30, 2022 and 2021. Subsidiaries operating outside the United States are included for the three and six months ended May 31, 2022 and 2021.
* Calculation not meaningful.

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Three Months Ended June 30, 2022
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$625	$(1)	$—	$(4)	$620
Gross profit	1,427	1	—	4	1,432
Selling, general and administrative expenses	529	(7)	—	—	522
Amortization of intangible assets	37	(32)	—	—	5
Restructuring charges and certain acquisition-related costs	1	—	(1)	—	—
Income before provision for taxes on income	670	40	1	4	715
Provision for taxes on income	141	9	—	(2)	148
Net income attributable to Zoetis	529	31	1	6	567
Earnings per common share attributable to Zoetis–diluted	1.12	0.07	—	0.01	1.20

	Three Months Ended June 30, 2021
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$568	$(1)	$—	$(2)	$565
Gross profit	1,380	1	—	2	1,383
Selling, general and administrative expenses	495	(7)	—	—	488
Research and development expenses	120	(1)	—	—	119
Amortization of intangible assets	41	(35)	—	—	6
Restructuring charges and certain acquisition-related costs	21	—	(2)	(19)	—
Other (income)/deductions–net	10	—	—	(3)	7
Income before provision for taxes on income	636	44	2	24	706
Provision for taxes on income	125	10	—	6	141
Net income attributable to Zoetis	512	34	2	18	566
Earnings per common share attributable to Zoetis–diluted	1.07	0.08	—	0.04	1.19
(a)    The condensed consolidated statements of income present the three months ended June 30, 2022 and 2021. Subsidiaries operating outside the United States are included for the three months ended May 31, 2022 and 2021.
(b)    Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.
See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Six Months Ended June 30, 2022
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$1,194	$(2)	$—	$(7)	$1,185
Gross profit	2,844	2	—	7	2,853
Selling, general and administrative expenses	994	(14)	—	—	980
Amortization of intangible assets	78	(64)	—	—	14
Restructuring charges and certain acquisition-related costs	3	—	(3)	—	—
Other (income)/deductions–net	9	—	—	3	12
Income before provision for taxes on income	1,397	80	3	4	1,484
Provision for taxes on income	274	19	1	(1)	293
Net income attributable to Zoetis	1,124	61	2	5	1,192
Earnings per common share attributable to Zoetis–diluted	2.38	0.13	—	0.01	2.52

	Six Months Ended June 30, 2021
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$1,117	$(3)	$—	$(6)	$1,108
Gross profit	2,702	3	—	6	2,711
Selling, general and administrative expenses	904	(15)	—	—	889
Research and development expenses	238	(1)	—	—	237
Amortization of intangible assets	81	(69)	—	—	12
Restructuring charges and certain acquisition-related costs	30	—	(7)	(23)	—
Other (income)/deductions–net	12	—	—	(3)	9
Income before provision for taxes on income	1,323	88	7	32	1,450
Provision for taxes on income	254	20	1	8	283
Net income attributable to Zoetis	1,071	68	6	24	1,169
Earnings per common share attributable to Zoetis–diluted	2.24	0.15	0.01	0.05	2.45
(a)    The condensed consolidated statements of income present the six months ended June 30, 2022 and 2021. Subsidiaries operating outside the United States are included for the six months ended May 31, 2022 and 2021.
(b)    Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.
See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).

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ZOETIS INC.
NOTES TO RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars)

(1)    Acquisition-related costs include the following:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Integration costs(a)	$1	$2	$3	$5
Restructuring charges(b)	—	—	—	2
Total acquisition-related costs—pre-tax	1	2	3	7
Income taxes(c)	—	—	1	1
Total acquisition-related costs—net of tax	$1	$2	$2	$6
(a)    Integration costs represent external, incremental costs directly related to integrating acquired businesses and primarily include expenditures for consulting and the integration of systems and processes. Included in Restructuring charges and certain acquisition-related costs.
(b)    Represents exit and employee termination costs, included in Restructuring charges and certain acquisition-related costs.
(c)    Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate.

(2)    Certain significant items include the following:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Other restructuring charges and cost-reduction/productivity initiatives(a)	$1	$8	$3	$15
Certain asset impairment charges(b)	4	13	4	14
Net loss on sale of assets(c)	—	3	—	3
Other	(1)	—	(3)	—
Total certain significant items—pre-tax	4	24	4	32
Income taxes(d)	(2)	6	(1)	8
Total certain significant items—net of tax	$6	$18	$5	$24
(a)    For the three and six months ended June 30, 2022, primarily represents product transfer costs, included in Cost of sales.
For the three months ended June 30, 2021, primarily represents employee termination costs related to cost-reduction and productivity initiatives, included in Restructuring charges and certain acquisition-related costs. For the six months ended June 30, 2021, primarily represents employee termination costs and product transfer costs related to cost-reduction and productivity initiatives and the CEO transition, included in Restructuring charges and certain acquisition-related costs.
(b)    For the three and six months ended June 30, 2022, primarily represents inventory charges related to the consolidation of manufacturing sites in China, included in Cost of sales.
For the three and six months ended June 30, 2021, primarily represents asset impairment charges related to the consolidation of manufacturing sites in China, as well as charges related to our poultry automation business located in the U.S. and Canada, included in Restructuring charges and certain acquisition-related costs. For the six months ended June 30, 2021, also includes asset impairment charges related to inventory in our precision livestock farming business, included in Cost of sales.
(c)    Represents a net loss related to the sale of certain assets of our poultry automation business located in the U.S. and Canada, included in Other (income)/deductions-net.
(d)    Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate. Income taxes also includes tax expense related to changes in valuation allowances for the three and six months ended June 30, 2022.
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ZOETIS INC.
ADJUSTED SELECTED COSTS, EXPENSES AND INCOME(a)
(UNAUDITED)
(millions of dollars)

	Three Months Ended
	June 30,		% Change
	2022	2021	Total	Foreign Exchange	Operational(b)
Adjusted cost of sales	$620	$565	10%	2%	8%
as a percent of revenue	30.2%	29.0%	NA	NA	NA
Adjusted SG&A expenses	522	488	7%	(1)%	8%
Adjusted R&D expenses	135	119	13%	(3)%	16%
Adjusted net income attributable to Zoetis	567	566	—%	(9)%	9%

	Six Months Ended
	June 30,		% Change
	2022	2021	Total	Foreign Exchange	Operational(b)
Adjusted cost of sales	$1,185	$1,108	7%	(1)%	8%
as a percent of revenue	29.3%	29.0%	NA	NA	NA
Adjusted SG&A expenses	980	889	10%	(2)%	12%
Adjusted R&D expenses	257	237	8%	(2)%	10%
Adjusted net income attributable to Zoetis	1,192	1,169	2%	(6)%	8%

(a)    Adjusted cost of sales, adjusted selling, general, and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, and adjusted net income (non-GAAP financial measures) are defined as the corresponding reported U.S. GAAP income statement line items excluding purchase accounting adjustments, acquisition-related costs and certain significant items. These adjusted income statement line item measures are not, and should not be viewed as, substitutes for the corresponding U.S. GAAP line items. The corresponding GAAP line items and reconciliations of reported to adjusted information are provided in Condensed Consolidated Statements of Income and Reconciliation of GAAP Reported to Non-GAAP Adjusted Information.
(b)    Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

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ZOETIS INC.
2022 GUIDANCE

Selected Line Items (millions of dollars, except per share amounts)	Full Year 2022
Revenue	$8,225 to $8,325
Operational growth(a)	9.5% to 10.5%
Adjusted cost of sales as a percentage of revenue(b)	29.0% - 29.5%
Adjusted SG&A expenses(b)	$2,065 to $2,100
Adjusted R&D expenses(b)	$545 to $555
Adjusted interest expense and other (income)/deductions-net(b)	Approximately $230
Effective tax rate on adjusted income(b)	Approximately 20%
Adjusted diluted EPS(b)	$4.97 to $5.05
Adjusted net income(b)	$2,350 to $2,390
Operational growth(a)(c)	11% to 13%
Certain significant items and acquisition-related costs(d)	$20 to $30

The guidance reflects foreign exchange rates as of late July 2022.
Reconciliations of 2022 reported guidance to 2022 adjusted guidance follows:

(millions of dollars, except per share amounts)	Reported	Certain significant items and acquisition-related costs(d)	Purchase accounting	Adjusted(c)
Cost of sales as a percentage of revenue	29.2% to 29.7%	~ (0.1)%	~ (0.1)%	29.0% to 29.5%
SG&A expenses	$2,095 to $2,130		~ $(30)	$2,065 to $2,100
R&D expenses	$547 to $557		~ $(2)	$545 to $555
Interest expense and other (income)/deductions-net	~ $230			~ $230
Effective tax rate	~ 20%			~ 20%
Diluted EPS	$4.65 to $4.75	$0.04 to $0.06	~ $0.26	$4.97 to $5.05
Net income attributable to Zoetis	$2,195 to $2,245	$20 to $30	~ $125	$2,350 to $2,390
(a)    Operational growth (a non-GAAP financial measure) excludes the impact of foreign exchange.
(b)    Adjusted net income and its components and adjusted diluted EPS are defined as reported U.S. GAAP net income and its components and reported diluted EPS excluding purchase accounting adjustments, acquisition-related costs and certain significant items. Adjusted cost of sales, adjusted SG&A expenses, adjusted R&D expenses, and adjusted interest expense and other (income)/deductions-net are income statement line items prepared on the same basis, and, therefore, components of the overall adjusted income measure. Despite the importance of these measures to management in goal setting and performance measurement, adjusted net income and its components and adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, adjusted net income and its components and adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Adjusted net income and its components and adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance. Adjusted net income and its components and adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS.
(c)    We do not provide a reconciliation of forward-looking non-GAAP adjusted net income operational growth to the most directly comparable U.S. GAAP reported financial measure because we are unable to calculate with reasonable certainty the foreign exchange impact of unusual gains and losses, acquisition-related expenses, potential future asset impairments and other certain significant items, without unreasonable effort. The foreign exchange impacts of these items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period.
(d)    Primarily includes certain nonrecurring costs related to acquisitions and other charges.
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ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Three Months Ended
	June 30,		% Change
	2022	2021	Total	Foreign Exchange	Operational(b)
Revenue:
Companion Animal	$1,366	$1,229	11%	(3)%	14%
Livestock	668	699	(4)%	(3)%	(1)%
Contract Manufacturing & Human Health	18	20	(10)%	4%	(14)%
Total Revenue	$2,052	$1,948	5%	(3)%	8%

U.S.
Companion Animal	$895	$794	13%	—%	13%
Livestock	196	210	(7)%	—%	(7)%
Total U.S. Revenue	$1,091	$1,004	9%	—%	9%

International
Companion Animal	$471	$435	8%	(8)%	16%
Livestock	472	489	(3)%	(5)%	2%
Total International Revenue	$943	$924	2%	(6)%	8%

Companion Animal:
Dogs and Cats	$1,303	$1,161	12%	(3)%	15%
Horses	63	68	(7)%	(3)%	(4)%
Total Companion Animal Revenue	$1,366	$1,229	11%	(3)%	14%

Livestock:
Cattle	$328	$342	(4)%	(4)%	—%
Swine	144	161	(11)%	(4)%	(7)%
Poultry	121	134	(10)%	(4)%	(6)%
Fish	47	39	21%	(3)%	24%
Sheep and other	28	23	22%	(6)%	28%
Total Livestock Revenue	$668	$699	(4)%	(3)%	(1)%

(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.

12 |

ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Six Months Ended
	June 30,		% Change
	2022	2021	Total	Foreign Exchange	Operational(b)
Revenue:
Companion Animal	$2,629	$2,305	14%	(2)%	16%
Livestock	1,373	1,478	(7)%	(4)%	(3)%
Contract Manufacturing & Human Health	36	36	—%	1%	(1)%
Total Revenue	$4,038	$3,819	6%	(3)%	9%

U.S.
Companion Animal	$1,669	$1,452	15%	—%	15%
Livestock	442	485	(9)%	—%	(9)%
Total U.S. Revenue	$2,111	$1,937	9%	—%	9%

International
Companion Animal	$960	$853	13%	(6)%	19%
Livestock	931	993	(6)%	(5)%	(1)%
Total International Revenue	$1,891	$1,846	2%	(6)%	8%

Companion Animal:
Dogs and Cats	$2,502	$2,177	15%	(2)%	17%
Horses	127	128	(1)%	(3)%	2%
Total Companion Animal Revenue	$2,629	$2,305	14%	(2)%	16%

Livestock:
Cattle	$692	$741	(7)%	(4)%	(3)%
Swine	298	351	(15)%	(3)%	(12)%
Poultry	245	265	(8)%	(4)%	(4)%
Fish	91	76	20%	(4)%	24%
Sheep and other	47	45	4%	(7)%	11%
Total Livestock Revenue	$1,373	$1,478	(7)%	(4)%	(3)%

(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.

13 |

ZOETIS INC.
CONSOLIDATED REVENUE BY KEY INTERNATIONAL MARKETS
(UNAUDITED)
(millions of dollars)

	Three Months Ended
	June 30,		% Change
	2022	2021	Total	Foreign Exchange	Operational(a)
Total International	$943.2	$923.9	2%	(6)%	8%
Australia	80.1	69.1	16%	(7)%	23%
Brazil	85.9	75.7	13%	12%	1%
Canada	66.8	67.1	—%	(2)%	2%
Chile	34.2	33.6	2%	(4)%	6%
China	96.2	94.2	2%	(1)%	3%
France	31.3	32.1	(2)%	(10)%	8%
Germany	45.9	49.2	(7)%	(11)%	4%
Italy	31.6	31.8	(1)%	(11)%	10%
Japan	40.9	49.9	(18)%	(11)%	(7)%
Mexico	33.2	33.3	—%	1%	(1)%
Spain	34.5	33.1	4%	(12)%	16%
United Kingdom	51.0	43.0	19%	(9)%	28%
Other developed markets	118.1	112.3	5%	(9)%	14%
Other emerging markets	193.5	199.5	(3)%	(11)%	8%
	Six Months Ended
	June 30,		% Change
	2022	2021	Total	Foreign Exchange	Operational(a)
Total International	$1,890.7	$1,846.2	2%	(6)%	8%
Australia	145.0	126.2	15%	(8)%	23%
Brazil	162.7	149.3	9%	5%	4%
Canada	115.8	113.2	2%	(2)%	4%
Chile	75.4	67.6	12%	(5)%	17%
China	198.9	217.4	(9)%	—%	(9)%
France	63.2	67.0	(6)%	(9)%	3%
Germany	89.0	87.6	2%	(9)%	11%
Italy	62.0	56.9	9%	(10)%	19%
Japan	100.0	96.6	4%	(11)%	15%
Mexico	68.0	66.5	2%	(2)%	4%
Spain	67.9	64.3	6%	(9)%	15%
United Kingdom	114.5	112.1	2%	(5)%	7%
Other developed markets	233.3	223.5	4%	(8)%	12%
Other emerging markets	395.0	398.0	(1)%	(11)%	10%
(a)    Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.

14 |

ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Three Months Ended
	June 30,		% Change
	2022	2021	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$1,091	$1,004	9%	—%	9%
Cost of Sales	198	192	3%	—%	3%
Gross Profit	893	812	10%	—%	10%
Gross Margin	81.9%	80.9%
Operating Expenses	207	170	22%	—%	22%
Other (income)/deductions-net	(7)	1	*	*	*
U.S. Earnings	$693	$641	8%	—%	8%

International:
Revenue	$943	$924	2%	(6)%	8%
Cost of Sales	288	278	4%	—%	4%
Gross Profit	655	646	1%	(9)%	10%
Gross Margin	69.5%	69.9%
Operating Expenses	161	147	10%	(2)%	12%
Other (income)/deductions-net	(2)	—	*	*	*
International Earnings	$496	$499	(1)%	(11)%	10%

Total Reportable Segments	$1,189	$1,140	4%	(5)%	9%

Other business activities(c)	(111)	(98)	13%
Reconciling Items:
Corporate(d)	(267)	(262)	2%
Purchase accounting adjustments(e)	(40)	(44)	(9)%
Acquisition-related costs(f)	(1)	(2)	(50)%
Certain significant items(g)	(4)	(24)	(83)%
Other unallocated(h)	(96)	(74)	30%
Total Earnings(i)	$670	$636	5%
(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.
(c)    Other business activities includes the research and development costs managed by our research and development organization, as well as our contract manufacturing business and human health business.
(d)     Corporate includes, among other things, certain costs associated with information technology, administration expenses, interest income and expense, certain compensation costs and other costs not charged to our operating segments.
(e)    Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.
(f)    Acquisition-related costs include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs.
(g)    Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include certain asset impairment charges, restructuring charges and implementation costs associated with cost-reduction/productivity initiatives that are not associated with an acquisition and the impact of divestiture-related gains and losses.
(h)    Includes overhead expenses associated with our global manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.
(i)    Defined as income before provision for taxes on income.
* Calculation not meaningful.
15 |

ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Six Months Ended
	June 30,		% Change
	2022	2021	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$2,111	$1,937	9%	—%	9%
Cost of Sales	383	376	2%	—%	2%
Gross Profit	1,728	1,561	11%	—%	11%
Gross Margin	81.9%	80.6%
Operating Expenses	372	301	24%	—%	24%
Other (income)/deductions-net	(7)	2	*	*	*
U.S. Earnings	$1,363	$1,258	8%	—%	8%

International:
Revenue	$1,891	$1,846	2%	(6)%	8%
Cost of Sales	553	560	(1)%	(3)%	2%
Gross Profit	1,338	1,286	4%	(7)%	11%
Gross Margin	70.8%	69.7%
Operating Expenses	306	277	10%	(5)%	15%
Other (income)/deductions-net	(2)	—	*	*	*
International Earnings	$1,034	$1,009	2%	(8)%	10%

Total Reportable Segments	$2,397	$2,267	6%	(3)%	9%

Other business activities(c)	(209)	(195)	7%
Reconciling Items:
Corporate(d)	(526)	(492)	7%
Purchase accounting adjustments(e)	(80)	(88)	(9)%
Acquisition-related costs(f)	(3)	(7)	(57)%
Certain significant items(g)	(4)	(32)	(88)%
Other unallocated(h)	(178)	(130)	37%
Total Earnings(i)	$1,397	$1,323	6%
(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.
(c)    Other business activities includes the research and development costs managed by our research and development organization, as well as our contract manufacturing business and human health business.
(d)     Corporate includes, among other things, certain costs associated with information technology, administration expenses, interest income and expense, certain compensation costs and other costs not charged to our operating segments.
(e)    Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.
(f)    Acquisition-related costs include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs.
(g)    Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include certain asset impairment charges, restructuring charges and implementation costs associated with cost-reduction/productivity initiatives that are not associated with an acquisition and the impact of divestiture-related gains and losses.
(h)    Includes overhead expenses associated with our global manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.
(i)    Defined as income before provision for taxes on income.
* Calculation not meaningful.
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